Exhibit 99.1

BLINK CHARGING ANNOUNCES FIRST QUARTER 2025 RESULTS

●	First quarter 2025 total revenues of $20.8 million
●	First quarter 2025 service revenues grew 29.2% to $10.6 million compared to $8.2 million in first quarter of 2024
●	Gross margin of 35.5% in the first quarter of 2025
●	During the first quarter the Company added 319 Blink-owned chargers to its network
●	Subsequent to quarter end, Blink and Create Energy launched turnkey energy storage solution for on-demand grid resiliency

Bowie, MD (May 12, 2025) – Blink Charging Co. (NASDAQ: BLNK) (“Blink”), a leading global owner, operator, provider, and manufacturer of electric vehicle (EV) charging equipment and services, today announced financial results for the first quarter ended March 31, 2025.

The following top-line highlights are in thousands of dollars and preliminary.

	Three Months Ended
	March 31,
	2025	2024	Change
Product Sales	$8,381	$27,508	(69.5%)
Service Revenues (1)	10,581	8,189	29.2%
Other Revenues (2)	1,792	1,871	(4.2%)
Total Revenues	$20,754	$37,568	(44.8%)

(1)	Service Revenues consist of charging service revenues, network fees, and car-sharing service revenues.
(2)	Other Revenues consist of warranty fees, grants and rebates, and other revenues.

“While first quarter revenue fell short of expectations primarily due to the uncertain economic climate impacting customers’ discretionary spending decisions, we remain confident in the essential growth of EV charging infrastructure globally. Blink’s advanced solutions and flexible offerings strongly position us to capitalize on this expansion. Encouragingly, charging revenue grew by 35% in the quarter, demonstrating continued momentum primarily driven by the increased utilization of Blink chargers. Network fees grew by 27% and we made significant progress reducing operating expenses. Following the close of the quarter we saw improved order activity during April, and we anticipate sequential consolidated revenue growth in the second quarter of 2025.

“We recently announced our innovative collaboration with Create Energy, which introduces a unique, turnkey NanoGrid™ solution with energy storage to enhance reliability and accelerate deployments of our DCFC installations. For our customers, this solution provides simplified integration and can reduce total cost of ownership. This new offering reinforces Blink’s commitment to expanding our market presence and capabilities into advanced energy management solutions,” commented Mike Battaglia, President and Chief Executive Officer of Blink Charging.

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Business Outlook

Based on current visibility, Blink expects revenue to increase sequentially in the second quarter of 2025 and to show continued growth in the second half of 2025. Service revenue is expected to continue to increase throughout 2025.

The Company also remains focused on continuing to reduce operating expenses and cash burn across its business as it drives toward profitability. Blink expects to have improved visibility around its timeline to reach adjusted EBITDA profitability as the year progresses.

First Quarter Financial Results

Revenues

Total Revenues of $20.8 million for the first quarter of 2025 compared to revenues of $37.6 million in the first quarter of 2024.

Product Revenues of $8.4 million in the first quarter of 2025, compared to $27.5 million in the first quarter of 2024.

Service Revenues, which consist of charging service revenues, network fees, and car-sharing service revenues, increased 29.2% to $10.6 million in the first quarter of 2025, an increase of $2.4 million from the first quarter of 2024, primarily driven by greater utilization of chargers, an increased number of chargers on the Blink networks, and revenues associated with car-sharing programs. Sequentially, service revenues increased 7.5% as compared to the fourth quarter of 2024.

Other Revenues, which are comprised of warranty fees, grants and rebates, and additional sources, were $1.8 million in the first quarter of 2025, essentially consistent with the first quarter of 2024.

Gross Profit

Gross Profit was $7.4 million, or 35.5% of revenues in the first quarter of 2025, compared to gross profit of $13.4 million, or 35.7% of revenues, in the first quarter of 2024.

Operating Expenses

Operating expenses in the first quarter of 2025 decreased 7.9% to $28.4 million compared to $30.9 million in the first quarter of 2024.

Net Loss and Loss Per Share

Net Loss for the first quarter of 2025 was ($20.7) million, or ($0.20) per basic and diluted share, compared to a net loss of ($17.2) million, or ($0.17) per basic and diluted share in the first quarter of 2024. As of March 31, 2025, the weighted average number of shares outstanding was 102.5 million. As of March 31, 2024, the weighted average number of shares outstanding was 99.9 million.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA for the first quarter of 2025 was a loss of ($15.5) million compared to an adjusted EBITDA loss of ($10.2) million in the first quarter of 2024.

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Adjusted EBITDA (defined as earnings/loss before interest income/expense, provision for income taxes, depreciation and amortization, stock-based compensation, acquisition related costs, estimated loss related to underperforming assets of subsidiary, and change in fair value related to consideration payable, is a non-GAAP financial measure management uses as a proxy for net income/loss. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Adjusted EPS for the first quarter of 2025 was a loss of ($0.18) compared to an adjusted EPS loss of ($0.13) in the first quarter of 2024.

Adjusted EPS (defined as earnings/loss per diluted share) is a non-GAAP financial measure management uses to assess earnings/loss per diluted share excluding non-recurring items such as amortization expense of intangible assets, estimated loss related to underperforming assets of subsidiary, and change in fair value related to consideration payable. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Cash Liquidity

As of March 31, 2025, cash,cash equivalents, and marketable securities totaled $42.0 million compared to $55 million as of December 31, 2024. Blink had no cash debt as of March 31, 2025.

First Quarter 2025 Highlights:

●	Blink Charging UK given ‘Preferred Bidder’ status for 15-year contract with Brighton & Hove valued at £500,000, for a minimum of 350 chargers. This contract is one of the first awarded through the Local Electric Vehicle Infrastructure Fund (LEVI) and will expand upon the more than 400 Blink chargers already operating across Brighton & Hove.
●	Contracted to provide up to 50 Level 2 and DCFC EV charging ports throughout the city of Alameda, California
●	Provided 50 EV chargers to Porsche Destination Charging in Mexico
●	Envoy becomes ‘Certified National Vendor’ for DayBlink GPO, the largest hospitality buying consortium supporting luxury independent properties globally. The certification makes Envoy’s services available to more than 1,100 luxury hotels around the world.

Subsequent to the Close of First Quarter 2025:

●	Teamed with Create Energy to deliver first-of-its-kind turnkey solution that combines energy storage, on-site generation, and EV charging to offer on-demand grid resiliency.
●	Envoy launched next-gen EV car-sharing at 210 South 12th in Philadelphia, PA
●	Entered strategic agreement with Eco-Movement to enhance EV driver experience

Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss first quarter 2025 results today, May 12, 2025, at 4:30 PM, Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link: https://www.webcaster4.com/Webcast/Page/2468/52394

To participate in the call by phone, dial (877) 545-0320 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0002. Callers should use access code: 941998.

A replay of the teleconference will be available until June 11, 2025, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 52394.

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BLINK CHARGING CO.

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

(unaudited)

	For The Three Months Ended
	March 31,
	2025	2024

Revenues:
Product sales	$8,381	$27,508
Charging service revenue	6,780	5,027
Network fees	2,626	2,065
Warranty	955	953
Grant and rebate	160	583
Car-sharing services	1,175	1,097
Other	677	335

Total Revenues	20,754	37,568

Cost of Revenues:
Cost of product sales	5,548	16,602
Cost of charging services	904	705
Host provider fees	3,652	3,042
Network costs	463	589
Warranty and repairs and maintenance	840	605
Car-sharing services	685	862
Depreciation and amortization	1,293	1,744

Total Cost of Revenues	13,385	24,149

Gross Profit	7,369	13,419

Operating Expenses:
Compensation	13,549	14,957
General and administrative expenses	8,872	7,807
Other operating expenses	5,349	6,438
Change in fair value of consideration payable	679	1,700

Total Operating Expenses	28,449	30,902

Loss From Operations	(21,080)	(17,483)

Other (Expense) Income, Net:
Interest expense	(56)	(427)
Change in fair value of derivative and other accrued liabilities	2	2
Dividend and interest income	455	763

Total Other Income	401	338

Loss Before Income Taxes	$(20,679)	$(17,145)

Provision for income taxes	(28)	(28)

Net Loss	$(20,707)	$(17,173)

Net Loss Per Share:
Basic	$(0.20)	$(0.17)
Diluted	$(0.20)	$(0.17)

Weighted Average Number of Common Shares Outstanding:
Basic	102,466,507	99,902,470
Diluted	102,466,507	99,902,470

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BLINK CHARGING CO.

Condensed Consolidated Balance Sheets

(in thousands, except for share amounts)

	March 31,	December 31,
	2025	2024

Assets
Current Assets:
Cash and cash equivalents	$42,024	$41,774
Marketable securities	-	13,630
Accounts receivable, net	37,627	43,201
Inventory, net	38,841	38,280
Prepaid expenses and other current assets	4,584	4,267

Total Current Assets	123,076	141,152
Restricted cash	77	78
Property and equipment, net	39,835	38,671
Operating lease right-of-use asset	8,668	9,212
Intangible assets, net	8,945	10,388
Goodwill	17,897	17,897
Other assets	580	590

Total Assets	$199,078	$217,988

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$26,057	$28,888
Accrued expenses and other current liabilities	9,688	9,482
Notes payable	265	265
Current portion of operating lease liabilities	3,856	3,216
Current portion of financing lease liabilities	35	34
Current portion of deferred revenue	17,455	17,359

Total Current Liabilities	57,356	59,244
Consideration payable	21,707	21,028
Operating lease liabilities, non-current portion	6,092	7,162
Financing lease liabilities, non-current portion	88	97
Deferred revenue, non-current portion	10,380	10,603
Other liabilities	852	1,152

Total Liabilities	96,475	99,286

Commitments and contingencies (Note 8)

Stockholders’ Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024 , respectively Common stock, $0.001 par value, 500,000,000 shares authorized, 102,722,918 and 101,970,907	-	-
shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	103	102
Additional paid-in capital	862,156	860,300
Accumulated other comprehensive loss	(3,094)	(5,845)
Accumulated deficit	(756,562)	(735,855)

Total Stockholders’ Equity	102,603	118,702

Total Liabilities and Stockholders’ Equity	$199,078	$217,988

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BLINK CHARGING CO. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For The Three Months Ended
	March 31,
	2025	2024
Cash Flows From Operating Activities:
Net loss	$(20,707)	$(17,173)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,489	3,343
Non-cash lease expense	931	497
Loss (gain) on disposal of fixed assets	174	(32)
Change in fair value of derivative and other accrued liabilities	2	2
Change in fair value of consideration payable	679	1,700
Provision for slow moving and obsolete inventory	29	762
Provision for credit losses	1,515	548
Stock-based compensation:	966	917
Changes in operating assets and liabilities:
Accounts receivable	4,514	(10,629)
Inventory	(716)	1,981
Prepaid expenses and other current assets	(237)	615
Other assets	17	(459)
Accounts payable, accrued expenses, and other current liabilities	(1,035)	(5,271)
Other liabilities	(300)	-
Lease liabilities	(821)	(339)
Deferred revenue	(355)	2,062

Total Adjustments	8,852	(4,303)

Net Cash Used In Operating Activities	(11,855)	(21,476)

Cash Flows From Investing Activities:
Proceeds from sale of marketable securities	13,630	3,000
Purchase of marketable securities	-	(341)
Capitalization of engineering costs	(173)	-
Purchases of property and equipment	(2,366)	(2,830)

Net Cash Provided By (Used In) Investing Activities	11,091	(171)

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering, net [1]	891	25,070
Repayment of note payable	-	(31,354)
Repayment of financing liability in connection with finance lease	(8)	(169)
Payment of financing liability in connection with internal use software	-	(250)

Net Cash Provided By (Used In) Financing Activities	883	(6,703)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	130	2,774

Net Increase (Decrease) In Cash and Cash Equivalents and Restricted Cash	249	(25,576)

Cash and Cash Equivalents and Restricted Cash - Beginning of Period	41,852	98,800

Cash and Cash Equivalents and Restricted Cash - End of Period	$42,101	$73,224

Cash and cash equivalents and restricted cash consisted of the following:
Cash and cash equivalents	$42,024	$73,147
Restricted cash	77	77
	$42,101	$73,224

[1] For the three months ended March 31, 2025, includes gross proceeds of $909, less issuance costs of $18.

For the three months ended March 31, 2024, includes gross proceeds of $25,651, less issuance costs of $581.

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Non-GAAP Financial Measures

The following table reconciles Net Loss attributable to Blink Charging to EBITDA and Adjusted EBITDA for the periods shown:

	For The Three Months Ended
	March 31,
	2025	2024

Net Loss	$(20,707)	$(17,173)
Add:
Interest Expense	56	427
Provision for Income Taxes	28	28
Depreciation and amortization	3,489	3,343
EBITDA	(17,134)	(13,375)
Add:
Stock-based compensation	966	917
Acquistion-related costs	-	14
Estimated loss related to underperforming assets of subsidiary	-	564
Change in fair value related to consideration payable	679	1,700
Adjusted EBITDA	$(15,489)	$(10,180)

The following table reconciles EPS attributable to Blink Charging to Adjusted EPS for the periods shown:

	For The Three Months Ended
	March 31,
	2025	2024

Net Income - per diluted share	$(0.20)	$(0.17)
Per diluted share adjustments:
Add: Amortization expense of intangible assets	$0.01	0.01
Estimated loss related to underperforming assets of subsidiary	$-	0.01
Change in fair value related to consideration payable	$0.01	0.02
Adjusted EPS	$(0.18)	$(0.13)

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that is considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income (Loss) or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging before interest income (expense), provision for income taxes, depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

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The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for non-recurring items such as stock-based compensation, acquisition related costs, estimated loss related to sale of underperforming assets of subsidiary, change in fair value related to consideration payable, is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

About Blink Charging

Blink Charging Co. (Nasdaq: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to easily transition to electric transportation through innovative charging solutions. Blink’s principal line of products and services include Blink’s EV charging networks (“Blink Networks”), EV charging equipment, and EV charging services. Blink Networks use proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including achieving its 2024 revenue and gross margin targets and its projected 2024 adjusted EBITDA run rate and timeline, and the risk factors described in Blink’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact
Vitalie Stelea
IR@BlinkCharging.com
305-521-0200 ext. 446

Blink Media Contact
Nipunika Coe
PR@BlinkCharging.com
305-521-0200 ext. 266

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